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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-76179, 2-97365, 33-57953, 33-9853, 33-60166, 33-60168, 33-51725,
333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332 and
333-56738) on Form S-8 of Western Digital Corporation and in the registration statements (Nos. 33-24585, 33-33365, 33-56128, 333-52463, 333-70785, 333-36350
and 333-49250) on Form S-3 of Western Digital Corporation of our report dated July 25, 2002 related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 28, 2002 and June 29, 2001 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended June 28, 2002, and the related financial statement schedule, which report appears in the June 28, 2002 annual report on Form 10-K of Western Digital Corporation.



                                             KPMG LLP



Orange County, California
September 25, 2002